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                                                                    EXHIBIT 99.2

Courtesy of PR Newswire


/FROM PR NEWSWIRE DALLAS 868-776-3971/
(STK) RDOX
(IN)  CPR
(SU)  JVN OTC
TO BUSINESS EDITOR:

    ReDox Announces Strategic Alliance With Octobot Mutual Technology Group

    HOUSTON, Dec. 9 /PRNewswire/ -- ReDox Technology Corporation (OTC Bulletin
Board: RDOX) is proud to announce its strategic alliance relationship with the Octobot Cooperative Mutual Technology Fund. Mr. James Schuler has been designated as the alliance interface between the organizations, Mr. Richard A. Szymanski announced today.

    ReDox holds patents on the thin film aluminum-sulfur batteries, which offer energy densities far greater than anything on the market or in present development. Mr. Schuler has been concentrating his energy, effort and vision on technologies that -- coupled with ReDox's leading edge battery technology -- will totally change the world's expectations of products and services.

    The portable products arena of computers, cellular telephones, rechargeable tools and appliances, etc., etc., etc., along with advertising, communications, and point-of-sale application, will enable industries to create a whole new dimension for their marketing of products and services.

    Mr. Schuler brings an important vision to ReDox, said Richard A. Szymanski, Chairman and CEO. "He represents the avenue to our next plateau in creative and imaginative development. In combination with Octobot's infrastructure and experience, a new strength is forged allowing us to expand our horizons beyond the portable energy solutions we will provide to our valued customers. We will be able to develop new visionary approaches for a wide range of products and services that the consumer will buy and use every day."

    Mr. Schuler is currently President and Chief Executive Officer of Trans United Partners, Inc., a closely held California corporation, based in Pacifica, California. The Organizations bring together a cooperative of partnering technologies that syndicate their individual strengths in the collaboration of a union that provides major resources, technology and economic advantages.

    "Mr. Schuler has had extensive domestic and international experience and exposure and has served as a director and partner in energy related investments in both the United States and internationally. His extensive experience in business, finance, and integrated logistics will be a positive benefit to ReDox as we pursue our short and long term objectives," said Mr. Szymanski.

    Mr. Schuler's past experience includes:

    1. Trans United Partners, Incorporated, Pacifica, California, President and Chief Executive Officer.

         His function has been to discover advanced technologies, syndicating their strengths to form a union that gives the cooperative technologies major pooling advantages.

    2.   Tranatlantic Energy A.G. of Zug, Switzerland, Director.

         Initiated and directed Tranatlantic Petroleum to unite its United States petroleum activities with a very strategic group of Europeans, South Americans and Saudi Arabians to form Tranatlantic Energy A.G., which had a prominent stature in petroleum related activities, banking and finance.

    3. Transatlantic Petroleum Houston and San Francisco, California, President and Chief Executive Officer.

        Founder of Transatlantic Petroleum, which acted as a refining administrator for a substantial number of independent producers throughout the United States.

    4.  Carter and Schuler Associates, San Francisco, California, Partner.

        Co-founded and managed this private investment firm which specialized in energy related investment opportunities.

    5. Relocation Control Corporation, San Francisco, California, President/Chief Executive Officer.

        Founded and managed this consulting firm that specialized in transportation and corporate relocation for major United States corporations, relocating their key employees, equipment and product domestically and internationally.

    SAFE HARBOR -- The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information in oral statements or other written statements made by or to be made by ReDox technology Corporation) contain statements that are forward-looking, such as statements relating to the future anticipated development activities, plans for future expansion, various activities, planned capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of ReDox Technology Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, change in Federal or state laws and market competition factors.

SOURCE   Redox Technology Corporation
    -0-                             12/09/98
    /CONTACT:  Richard A. Szymanski of ReDox Technology Corporation,
281-445-0020/
    /Web site:  http://www.internetstockmarket.com/redox/
    (RDOX)

CO: ReDox Technology Corporation; Octobot Cooperative Mutual Technology Fund
ST: Texas
IN: CPR
SU: JVN




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4233 12/09/98  14:39 EST http://www.prnewswire.com





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